                                                                     Exhibit 3.2

                                     FORM OF
                              AMENDED AND RESTATED
                                     BY-LAWS

                                       of

                     EMERGENCY MEDICAL SERVICES CORPORATION
                            (a Delaware corporation)

                          Adopted on ________ __, 2005

                                Table of Contents

ARTICLE I Certain Definitions; Offices; Notices to the Corporation......       1
            Section 1.  Certain Definitions.............................       1
            Section 2.  Offices; Notices to the Corporation.............       3

ARTICLE II Meetings of Stockholders.....................................       3
            Section 1.  Annual Meetings of Stockholders.................       3
            Section 2.  Special Meetings of Stockholders................       3
            Section 3.  Place and Notice of Meetings of Stockholders....       3
            Section 4.  Nominations by Stockholders of Candidates for
                        Election as Directors...........................       4
            Section 5.  Advance Notice of Other Matters to be Presented
                        by Stockholders.................................       4
            Section 6.  Quorum for Stockholder Meetings.................       5
            Section 7.  Votes Per Share.................................       5
            Section 8.  Proxies.........................................       5
            Section 9.  Required Votes for Stockholder Action...........       6
            Section 10. Ballots; Judges of Election.....................       6
            Section 11. Action Without a Meeting........................       6

ARTICLE III The Board of Directors......................................       6
            Section 1.  Authority of the Board of Directors.............       6
            Section 2.  Number of Directors and Selection Thereof.......       6
            Section 3.  Nomination of Directors.........................       7
            Section 4.  Vacancies.......................................       7
            Section 5.  Annual Organizational Meeting of the Board......       7
            Section 6.  Other Meetings of the Board.....................       7
            Section 7.  Quorum..........................................       8
            Section 8.  Telephonic Participation........................       8
            Section 9.  Chairman and Vice Chairman of the Board.........       8
            Section 10. Lead Director...................................       8
            Section 11. Committees of the Board.........................       9
            Section 12. Director Compensation...........................       9

ARTICLE IV Officers.....................................................       9
            Section 1.  Officers Generally..............................       9
            Section 2.  Chief Executive Officer.........................      10
            Section 3.  President.......................................      10
            Section 4.  Vice Presidents.................................      10
            Section 5.  Chief Financial Officer.........................      10
            Section 6.  Treasurer.......................................      10
            Section 7.  General Counsel.................................      11
            Section 8.  Secretary.......................................      11
            Section 9.  Assistant Treasurers; Assistant Secretaries.....      11

ARTICLE V Indemnification of Directors, Officers, Employees and Agents..      11

ARTICLE VI Seal.........................................................      11

ARTICLE VII Share Certificates and Transfers............................      11
            Section 1.  Form of Share Certificates......................      11
            Section 2.  Transfers of Record.............................      12
            Section 3.  Record Dates....................................      12

ARTICLE VIII Fiscal Year................................................      12

ARTICLE IX Other Special Approval Requirements..........................      12

ARTICLE X Amendments....................................................      12

ARTICLE XI Effective Time...............................................      13

                                     FORM OF
                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                     EMERGENCY MEDICAL SERVICES CORPORATION
                            (a Delaware corporation)

                  Adopted as of _________________ _______, 2005

                                   ARTICLE I

            Certain Definitions; Offices; Notices to the Corporation

            Section 1. Certain Definitions. Unless the context otherwise requires, the following terms when used herein shall have the following meanings:

            (a) "CERTIFICATE OF INCORPORATION" means the Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on _________ __, 2005, of the Corporation, as it may from time to time be amended and in effect in accordance with law, and shall include any certificate of designations determining the designation, voting rights, preferences, limitations and special rights of any shares of the Corporation which have been adopted by the Board as permitted by the certificate of incorporation and the law, as then in effect.

            (b) "BENEFICIAL OWNERSHIP has the same meaning as provided by Regulation 13D-G under the Exchange Act, as from time to time in effect (and any successor regulation).

            (c) "BOARD" means the Board of Directors of the Corporation as constituted in accordance with the Certificate of Incorporation and Article III of the By-laws.

            (d) "BUSINESS DAY" means any day other than a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

            (e) "BY-LAWS" means these By-laws, dated as of _________ ____, 2005, as the same may from time to time be amended and in effect in accordance with law. References in the By-laws to "herein," "hereof" or "hereto," or any like reference, shall refer to the By-laws (as amended and in effect from time to time) as a whole and not to any specific article, section, subsection, paragraph, sentence or clause of the By-laws unless explicitly provided.

            (f) "CLASS A COMMON STOCK" means the Class A Common Stock of the Corporation, as designated in the Certificate of Incorporation.

            (g) "CLASS B COMMON STOCK" means the Class B Common Stock of the Corporation, as designated in the Certificate of Incorporation.

            (h) "CLASS B SPECIAL VOTING STOCK" means the Class B Special Voting Stock, as designated in the Certificate of Incorporation.

            (i) "COMMON STOCK" means all common stock of the Corporation, consisting of the Class A Common Stock and the Class B Common Stock.

            (j) "CORPORATION" means Emergency Medical Services Corporation, the Delaware corporation incorporated by the filing of a certificate of incorporation with the Secretary of State of the State of Delaware on November 1, 2005.

            (k) "EFFECTIVE TIME" means the effective time of these By-laws as provided by Article XI hereof.

            (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and as the same may be amended from time to time (and any successor statute).

            (m) "INDEPENDENT DIRECTOR" means a director who meets the criteria of independence established by the standards for the listing of the Class A Common Stock of the Corporation on the NYSE in order for such director to be treated as independent under such listing standards; provided, however, that, for purposes of Article IX hereof, a director shall not be considered to be independent unless he or she, in addition to satisfying the foregoing requirements, has, directly or indirectly, no personal or financial interest, material to such director, in the transaction or category of transaction he or she is to review and vote on.

            (n) "LP EXCHANGEABLE UNITS" means the units representing limited partnership interests in Emergency Medical Services L.P. designated as "LP Exchangeable Units" and exchangeable for Class B Common Stock.

            (o) "MINIMUM HOLD CONDITION" means, at any time, the state of affairs where the number of outstanding shares of Class B Common Stock plus the number of outstanding LP Exchangeable Units (other than those LP Exchangeable Units owned by the Corporation or its Subsidiaries) is at least 10% of the aggregate number of shares of Common Stock and LP Exchangeable Units then outstanding (other than those LP Exchangeable Units owned by the Corporation or its Subsidiaries). The Minimum Hold Condition is not satisfied if, at any time, the foregoing requirement is not satisfied.

            (p) "NON-MANAGEMENT DIRECTOR" means a director who is not then serving as an executive officer of the Corporation or any Subsidiary.

            (q) "NYSE" means the New York Stock Exchange.

            (r) "SUBSIDIARY" means any company controlled, directly or indirectly, by the Corporation. Unless otherwise determined by the Board, the Corporation shall be considered to control any company of which it, directly or through one of more Subsidiaries, owns a majority of the securities entitled to vote in the election of the directors thereof (or persons performing similar functions) or securities entitled to elect a majority of the directors thereof (or persons performing similar functions) and any partnership of which it owns, directly or through one or more Subsidiaries, a general partner interest and any limited liability company of which it owns, directly or through one or more Subsidiaries, a managing member interest, and the Corporation shall not be considered to control a company in which it does not own, directly or through one or more Subsidiaries, such an interest.

            (s) "WHOLE BOARD" means all directors of the Corporation then in office, whether or not present at a meeting of the Board, but disregarding vacancies.

            Section 2. Offices; Notices to the Corporation. The registered office of the Corporation is in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may have its principal office and other offices at such other places both within and without the State of Delaware as the Board may from time to time determine or the business of the Corporation may require, and with the initial location of such principal office of the Corporation to be located in Greenwood Village, Colorado. All notices to the Corporation required or permitted by the By-laws may be addressed to the principal office of the Corporation and shall be marked to the attention of the Secretary unless otherwise provided herein.

                                   ARTICLE II

                            Meetings of Stockholders

            Section 1. Annual Meetings of Stockholders. An annual meeting of stockholders shall be held in each year on such date and at such time as may be set by the Board (or by an officer of the Corporation authorized to do so by the Board) for the purpose of electing directors and the transaction of such other business as may properly come before the meeting.

            Section 2. Special Meetings of Stockholders. Special meetings of the stockholders may be called at any time by the Board (or by an officer of the Corporation authorized to do so by the Board), the Chief Executive Officer or the Secretary. A special meeting of stockholders may also be called by the holders having a majority of the voting power of all of the outstanding Common Stock and Class B Special Voting Stock.

            At any time, upon written request of any person or persons entitled to call and who have duly called a special meeting, it shall be the duty of the Secretary to set the date of the meeting, if such date has not been set by the Board, on a day not more than 60 days after the receipt of the request, and to give due notice of such meeting to the stockholders. If the Secretary shall neglect or refuse to set the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

            Section 3. Place and Notice of Meetings of Stockholders. All meetings of stockholders shall be held at the principal office of the Corporation unless the Board (or an officer of the Corporation authorized to do so by the Board) shall decide otherwise, in which case such meetings may be held at such location within or without the State of Delaware as the Board may from time to time direct. Written notice of the place, day and hour of all meetings of stockholders and, in the case of a special meeting, of the general nature of the business to be transacted at the meeting, shall be given to each stockholder of record entitled to vote at the particular meeting either personally or by sending a copy of the notice through the mail or by overnight courier to the address of the stockholder appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice or by any other means, including electronic means, permitted by law. Except as otherwise provided by the By-laws or by law, such notice shall be given at least 10 days before the date of the meeting by the Chief Executive Officer, President or Secretary. A waiver in writing of any written notice required to be given, signed by the person entitled to such notice, whether before or after the time stated, shall be deemed equivalent to the giving of such notice. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

            Section 4. Nominations by Stockholders of Candidates for Election as Directors. In addition to the nomination by the Board of candidates for election to the Board as hereinafter provided, candidates may be nominated by any stockholder of the Corporation entitled to notice of, and to vote at, any meeting called for the election of directors. Subject to the last sentence of this section, nominations, other than those made by or on behalf of the Board, shall be made in writing and shall be received by the Secretary of the Corporation not later than (a) with respect to an election of directors to be held at an annual meeting of stockholders, 120 days prior to the anniversary date of the immediately preceding annual meeting, provided that, if the date of the annual meeting is more than 30 days before or after the anniversary date of the immediately preceding annual meeting, the stockholder nomination shall be received within 15 days after the public announcement by the Corporation of the date of the annual meeting, and (b), with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the 15th day following the date on which notice of such meeting is first given to stockholders or public disclosure of the meeting is made, whichever is earlier. Such nomination shall contain the following information to the extent known to the notifying stockholder: (i) the name, age, business address and residence address of each proposed nominee and of the notifying stockholder; (ii) the principal occupation of each proposed nominee; (iii) a representation that the notifying stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) the class and total number of shares of capital stock and other securities of the Corporation that are Beneficially Owned by the notifying stockholder and by the proposed nominee and, if such securities are not owned solely and directly by the notifying stockholder or the proposed nominee, the manner of Beneficial Ownership; (v) a description of all arrangements or understandings between the notifying stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the notifying stockholder; (vi) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Exchange Act had the nominee been nominated, or intended to be nominated, by the Board; and (vii) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may request any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the qualifications of the proposed nominee to serve as a director of the Corporation. Within 15 days following the receipt by the Secretary of a stockholder notice of nomination pursuant hereto, the Corporate Governance and Nominating Committee shall instruct the Secretary of the Corporation to advise the notifying stockholder of any deficiencies in the notice as determined by the Board. The notifying stockholder shall cure such deficiencies within 15 days of receipt of such notice. No persons shall be eligible for election as a director of the Corporation unless nominated in accordance with the By-laws. Nominations not made in accordance herewith may, in the discretion of the presiding officer at the meeting and with the advice of the Corporate Governance and Nominating Committee, be disregarded by the presiding officer and, upon his or her instructions, all votes cast for each such nominee may be disregarded. The determinations of the presiding officer at the meeting shall be conclusive and binding upon all stockholders of the Corporation for all purposes. So long as the Minimum Hold Condition is satisfied, the provisions of this section shall not apply to the nomination by any holder(s) of Class B Common Stock or Class B Special Voting Stock of any candidate for election as director; any such nominations shall be governed by clause (a) or (b) of Section 5 of this Article II.

            Section 5. Advance Notice of Other Matters to be Presented by Stockholders. At any annual meeting or special meeting of stockholders, only such business as is properly brought before the meeting in accordance with this paragraph may be transacted.

To be properly brought before any meeting, any proposed business must be either
(a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board or, so long as the Minimum Hold Condition is satisfied, by any holder(s) of Class B Common Stock or Class B Special Voting Stock, (b) otherwise properly brought before the meeting by or at the direction of the Board or, so long as the Minimum Hold Condition is satisfied, by any holder(s) of Class B Common Stock or Class B Special Voting Stock, or (c) if brought before the meeting by a stockholder other than a holder of Class B Common Stock or Class B Special Voting Stock, then (1) written notification of such proposed business (a "STOCKHOLDER NOTIFICATION") must have been received by the Secretary of the Corporation from a stockholder of record on the record date for the determination of stockholders entitled to vote at such meeting not later than (i), with respect to business to be proposed at an annual meeting of stockholders, 120 days prior to the anniversary date of the immediately preceding annual meeting (provided, that if the date of the annual meeting is more than 30 days before or after the anniversary date of the immediately preceding annual meeting, the Stockholder Notification must have been received within 15 days after the public announcement by the Corporation of the date of the annual meeting) and (ii) with respect to business to be proposed at a special meeting of stockholders, the close of business on the 15th day following the date on which notice of such meeting is first given to stockholders or public disclosure of the meeting is made, whichever is earlier. Such Stockholder Notification shall set forth the nature of and reasons for the proposal in reasonable detail and, as to the stockholder giving notification, (A) the name and address of such stockholder and (B) the class and series of all shares of the Corporation that are owned beneficially by such stockholder.

            Within 15 days following receipt by the Secretary of a Stockholder Notification pursuant hereto, the Corporation shall advise the stockholder of any deficiencies in the Stockholder Notification. The notifying stockholder may cure such deficiencies within 15 days after receipt of such advice, failing which the Stockholder Notification shall be deemed invalid.

            Section 6. Quorum for Stockholder Meetings. At any meeting of the stockholders, the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to vote upon a matter shall constitute a quorum for the transaction of business upon such matter, and the stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

            Section 7. Votes Per Share. Except as otherwise provided in the Certificate of Incorporation (including in respect of the voting rights of shares of the Class B Common Stock and the share of Class B Special Voting Stock), every stockholder of record shall have, at every stockholders' meeting, one vote for every share standing in his or her name on the books of the Corporation.

            Section 8. Proxies. Every stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. A proxy may be submitted to the Secretary by a stockholder in writing, by telephone, electronically or any other means permitted by law.

            Section 9. Required Votes for Stockholder Action. Except in respect of the election of directors (as to which a plurality of the votes of the shares entitled to vote on the election of a director and voted in favor thereof shall be required), all questions submitted to the stockholders and all actions by the stockholders shall be decided by the affirmative vote of the stockholders present, in person or by proxy, entitled to cast at least a majority of the votes which all stockholders present are entitled to vote on the matter, unless otherwise provided by the Certificate of Incorporation, the By-laws or by law. For purposes of this section, in the event that a holder of shares of a class or series which are entitled to vote on a matter is present in person or by proxy at a meeting but is not permitted by reason of a legal disability or by a contractual restriction or otherwise to vote the shares such holder holds on such matter, the shares held by such holder and not so permitted to be voted shall nevertheless be considered entitled to vote and present for purposes of determining the number of votes required for stockholder action.

            Section 10. Ballots; Judges of Election. Elections for directors need not be by ballot but the Board of Directors or the presiding officer at a meeting of stockholders may direct the use of ballots for voting at the meeting. In advance of any meeting of stockholders, the Board may appoint judges of election who need not be stockholders to act at such meeting or any adjournment thereof, and if such appointment is not made, the presiding officer of any such meeting may, and on request of any stockholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three and, if appointed at a meeting on request of one or more stockholders or their proxies, the majority of the shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board in advance of the convening of the meeting or at the meeting by the person or officer presiding at the meeting. On request of the presiding officer of the meeting or of any stockholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them.

            Section 11. Action Without a Meeting. To the fullest extent and in the manner permitted by law, any action required or permitted to be taken at a meeting of the stockholders or of a class or series of stockholders may be taken without a meeting of the stockholders or of such class or series of stockholders upon the consent in writing signed by such stockholders who would have been entitled to vote the minimum number of votes that would be necessary to authorize the action at a meeting at which all the stockholders entitled to vote thereon were present and voting. The consents shall be filed with the Secretary.

                                  ARTICLE III

                             The Board of Directors

            Section 1. Authority of the Board of Directors. Except as otherwise provided by law and subject to the provisions of the Certificate of Incorporation and the By-laws, all powers vested by law in the Corporation may be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board that shall be constituted as provided by law, the Certificate of Incorporation and the By-laws.

            Section 2. Number of Directors and Selection Thereof. The Board shall consist of three or more members, the exact number of members to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Whole Board, plus any members who may be elected exclusively by the holders of one or more series of Preferred Stock of the Corporation, as provided by the resolution or resolutions adopted by the Board of Directors and setting the powers, preferences and rights of a series of Preferred

Stock of the Corporation; provided, that no reduction in the number of members shall end the term of office of any director earlier than such term of office would otherwise end. Directors shall be selected as provided by law, the Certificate of Incorporation and the By-laws (including section 4 of this article III).

            At the time set forth in the Certificate of Incorporation, the Board shall be divided into three classes to be designated as Class I, Class II and Class III. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible. The Board, by resolution, shall designate the class in which each of the directors then in office shall serve upon such classification. The terms of office of the classes of directors so designated by the Board shall expire at the times of the annual meetings of the stockholders as follows: Class I on the first annual meeting of stockholders following the Effective Time, Class II on the second annual meeting following the Effective Time and Class III on the third annual meeting following the Effective Time, or thereafter in each case when their respective successors are elected and qualified. The directors chosen to succeed those whose terms are expiring at such annual meetings and thereafter shall be identified as being of the same class as the directors whom they succeed, and shall be elected for a term ending at the time of the third succeeding annual meeting of stockholders following their election, or thereafter in each case when their respective successors are elected and qualified.

            Section 3. Nomination of Directors. Only persons who are nominated in accordance with the provisions set forth in these By-laws shall be eligible to be elected as directors at an annual or special meeting of stockholders. Nomination for election to the Board shall be made by the Board of Directors or Corporate Governance and the Nominating Committee of the Board. Nomination for election of any person to the Board may also be made by a stockholder as provided in Sections 4 and 5 of Article II.

            Section 4. Vacancies. Vacancies on the Board (including any vacancy created by an increase in the size of the Board) may be filled by the affirmative vote of a majority of directors then in office or by a remaining sole director. If there are no directors in office, then an election of directors may be held in the manner provided by statute by a plurality of the votes cast by the holders of shares of capital stock entitled to vote at a special meeting of stockholders called for that purpose.

            Section 5. Annual Organizational Meeting of the Board. The Board shall hold an annual organizational meeting immediately following the annual meeting of the stockholders at the place thereof, without notice in addition to the notice of the annual meeting of stockholders, or at such other time as soon as practicable after such meeting as the Board shall determine and shall at the annual organizational meeting elect a Chief Executive Officer, a President, a Secretary and a Treasurer of the Corporation and such other officers of the Corporation as shall be provided by the By-laws or determined by the Board to be appropriate, shall establish the standing committees of the Board provided by the By-laws and may take such other action as the Board determines to be appropriate. Officers of the Corporation and standing and other committees of the Board may also be elected at any other time by the Board.

            Section 6. Other Meetings of the Board. All meetings of the Board, other than the annual organizational meeting, shall be held at the principal office of the Corporation unless the Board (or the person or persons entitled to call and calling the meeting) shall decide otherwise, in which case such meetings may be held at such location within or without the State of Delaware as the Board (or the person or persons entitled to call and calling the meeting) may from time to time direct. Regular meetings of the Board shall be held at such time (and place) in accordance with such schedule as the Board shall have determined in advance and no further notice of regular meetings of the Board shall be required. The Non-Management Directors may meet in their discretion without any member of management present to consider the overall performance of management and the performance of the role of the Non-Management Directors in the governance of the Corporation; such meetings may be held in connection with a regularly scheduled meeting of the Board or as the Non-Management Directors shall otherwise determine. The Independent Directors shall meet without any other director from time to time as they determine is appropriate. Special meetings of the Board may be called by the Lead Director (if any), the Chairman of the Board (if any), a Vice Chairman of the Board, (if any) the President or by any two or more directors by giving written notice at least two Business Days in advance of the day and hour of the meeting to each director (unless it is determined by the President, the Chairman of the Board (if any) or the Lead Director (if any) to be necessary to meet earlier, in which case no less than 24 hours written notice shall be given), either personally or by facsimile, or other means including electronic means permitted by law. Attendance at any meeting of the Board shall be a waiver of notice thereof, unless such lack of notice is protested at the outset of the meeting. If all the members of the Board are present at any meeting, no notice of the meeting shall be required.

            Section 7. Quorum. A majority of the whole number of the directors then in office and entitled to vote on a particular matter shall constitute a quorum for the transaction of business with respect to such matter, but if at any meeting a quorum shall not be present, the meeting may adjourn from time to time until a quorum shall be present.

            Section 8. Telephonic Participation. Directors may participate in a meeting of the Board or a committee thereof by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

            Section 9. Chairman and Vice Chairman of the Board. The Board may, by resolution adopted by a majority of the Whole Board, at any time designate one of its members as Chairman of the Board. The Chairman of the Board shall preside at the meetings of the Board, shall be responsible for the orderly conduct by the Board of its oversight of the business and affairs of the Corporation and its other duties as provided by law, the Certificate of Incorporation and the By-laws and shall have such other authority and responsibility as the Board may designate. The Board may, by resolution adopted by a majority of the Whole Board, at any time also designate one or more of its members as Vice Chairman of the Board. A Vice Chairman of the Board shall assist the Chairman of the Board in the conduct of his duties, including by presiding at meetings of the Board in the absence of the Chairman of the Board, and shall have such other authority and responsibility as the Board may designate. A Chairman or Vice Chairman of the Board shall not be considered an officer of the Corporation unless otherwise provided by the Board.

            Section 10. Lead Director. The directors may, by resolution adopted by a majority of the Non-Management Directors, at any time designate one Non-Management Director as Lead Director of the Board. The Lead Director shall chair executive sessions of the Non-Management Directors. In his or her absence, another director selected by a majority of the Non-Management Directors present at the meeting shall chair the executive session. The Lead Director shall, in the absence of a Chairman or a Vice Chairman of the Board (if any), preside at all meetings of the Board. The Lead Director shall meet regularly with the Chairman of the

Board and Chief Executive Officer of the Corporation regarding major corporate strategies and policies.

            Section 11. Committees of the Board. The Board may, by resolution adopted by a majority of the Whole Board, at any time designate one or more committees, each committee to consist of one or more of the directors of the Corporation, except as otherwise provided by the By-laws. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in such resolution, shall have and may exercise any or all of the authority and responsibility of the Board in the management of the business and affairs of the Corporation, except as otherwise provided by law, the Certificate of Incorporation or the By-laws. Except as otherwise provided by the Certificate of Incorporation, the By-laws or action of the Board, a quorum for action by a committee shall be a majority of the members (assuming no vacancy) and action by vote of a majority of the members at a meeting duly called at which a quorum is present shall constitute action by the committee. Each committee shall keep a record of its actions and all material actions taken by a committee on behalf of the Board shall be reported to the full Board periodically. In all other respects, the Board may, by resolution adopted by a majority of the Whole Board, establish rules of procedure for a committee, including designating a member of a committee as its chair. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to this Article III. In the absence of the designation by the Board of the chairman of a committee or the adoption by the Board of rules of procedure for a committee, the committee may adopt its own rules of procedure and elect its chair. In the event any or all of the members of any committee are required to be independent under any then applicable listing standards to which the Company is subject or any other legal requirement, for the performance of some, but not all, of the duties of such committee, the Board may establish a separate committee for the performance of only those duties the performance of which requires such independent directors.

The Board shall approve a charter describing the purposes, functions and responsibilities of each standing committee of the Board. Each standing committee of the Board shall prepare and recommend to the Board for its approval the committee's charter. Each standing committee of the Board shall have the authority and responsibility provided by its Board-approved charter, subject to further action by the Board, and no further authorization of the Board shall be necessary for actions by a committee within the scope of its charter. Any other committee of the Board may likewise prepare and recommend to the Board a charter for the committee and shall have the authority and responsibility provided by its Board-approved charter.

            Section 12. Director Compensation. The Board may set the compensation of directors and members of committees of the Board as permitted by law.

                                   ARTICLE IV

                                    Officers

            Section 1. Officers Generally. The Board shall designate a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, a Secretary and a General Counsel and shall designate an officer as chief financial officer and an officer as chief accounting officer and may designate such other officers, with such titles, authority and responsibility (including Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries), as the Board considers appropriate for the conduct of the business and affairs of


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the Corporation. Any two or more offices may be held by the same individual.
Unless sooner removed by the Board, all officers shall hold office until the next annual organizational meeting of the Board and until their successors shall have been elected. Any officer may be removed from office at any time, with or without cause, by action of the Board.

            Section 2. Chief Executive Officer. Subject to the control of the Board, the Chief Executive Officer of the Corporation shall have general management of the business of the Corporation, including the appointment of all officers and employees of the Corporation for whose election or appointment no other provision is made in these By-laws; he shall also have the power, at any time, to discharge or remove any officer or employee of the Corporation other than those officers and employees whose election or appointment is otherwise provided for in these By-laws, subject to the action thereon of the Board and shall perform all other duties appropriate to this office. Unless otherwise provided by the Board, the Chief Executive Officer shall preside at all meetings of the stockholders.

            Section 3. President. The President shall be the chief operating officer of the Corporation, shall assist the Chief Executive Officer in the general supervision of the business and affairs and all other officers of the Corporation and, subject to the direction of the Board, shall have the authority and responsibility customary to such office. In the absence of a Chief Executive Officer and unless otherwise provided by the Board, the President shall preside at all meetings of the stockholders.

            Section 4. Vice Presidents. The Board may elect one or more Vice Presidents, with such further titles (including designation as President of a division or operation of the Corporation) and with such authority and responsibility as the Board may determine. In the absence or disability of the President, his duties shall be performed by one or more Vice Presidents as designated by the Board.

            Section 5. Chief Financial Officer. The Board shall designate an officer as the chief financial officer of the Corporation, who shall have general supervision of the financial affairs and books on accounts of the Corporation, such other authority and responsibility as the Board may designate and, subject to the direction of the Board, the authority and responsibility customary to such office. In the absence or disability of the chief financial officer, his or her duties may be performed by any other officer designated by him or her, by the President or by the Board. The Chief Executive Officer shall be the chief accounting officer of the Corporation having general supervision of the books and accounts of the Corporation, such other authority and responsibility as the Board may designate.

            Section 6. Treasurer. The Treasurer (who may be the same as or different from the chief financial officer) shall have supervision and custody of all funds and securities of the Corporation and keep or cause to be kept accurate accounts of all money received or payments made by the Corporation, and shall have such other authority and responsibility as provided by the By-laws or as the Board may designate and, subject to the direction of the Chief Financial Officer (if different) and the Board, the authority and responsibility customary to such office.


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            Section 7. General Counsel. The Board shall designate a General
Counsel for the Corporation, who shall be the Corporation's chief legal officer and shall have general supervision of the legal affairs of the Corporation and such other authority and responsibility as the Board may designate and, subject to the direction of the Board, the authority and responsibility customary to such office.

            Section 8. Secretary. The Secretary shall have custody of the minutes of the meetings of the Board, its committees and the stockholders, of the Certificate of Incorporation and the By-laws (as amended from time to time) and such other records of the Corporation as respect its existence and authority to conduct business, shall have such other authority and responsibility as provided by the By-laws or as the Board may designate and, subject thereto, the authority and responsibility customary to such office. The Secretary shall send out notices of meetings of the Board and stockholders as required by law or the By-laws. The Secretary shall attend and keep the minutes of the Board except as the Board may otherwise designate.

            Section 9. Assistant Treasurers; Assistant Secretaries. In the absence or disability of the Secretary, his or her duties may be performed by an Assistant Secretary. In the absence or disability of the Treasurer, his or her duties may be performed by an Assistant Treasurer. Such assistant officers shall also have such authority and responsibility as may be assigned to them by the Board.

                                   ARTICLE V

          Indemnification of Directors, Officers, Employees and Agents

            The corporation shall indemnify its officers, directors, employees and agents to the extent required by the General Corporation Law of Delaware.

                                   ARTICLE VI

                                      Seal

            The Corporation shall have a seal that shall contain the words "Emergency Medical Services Corporation" and may be affixed to documents of the Corporation as prima facie evidence of the act of the Corporation to the extent provided by law.

                                  ARTICLE VII

                        Share Certificates and Transfers

            Section 1. Form of Share Certificates. Shares of the Corporation may be represented by certificates or may be uncertificated, but stockholders shall be entitled to receive share certificates representing their shares as provided by law. Share certificates shall be in such form as the Board may from time to time determine and shall be signed by the Chairman or the President and countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and embossed with the seal of the Corporation or, if not so signed and sealed, shall bear the engraved or printed facsimile signatures of the officers authorized to sign and the engraved or printed facsimile of the seal of the Corporation. The death, incapacity, resignation or removal of an officer who signed or whose facsimile signature appears on a share certificate shall not affect the validity of the share certificate.


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

            Section 2. Transfers of Record. The shares of the Corporation shall, upon the surrender and cancellation of the certificate or certificates representing the same, be transferred upon the books of the Corporation at the request of the holder thereof, named in the surrendered certificate or certificates, in person or by his legal representatives or by his attorney duly authorized by written power of attorney filed with the Corporation or its transfer agent. In case of loss or destruction of a certificate of stock, another may be issued in lieu thereof in such manner and upon such terms as the Board shall authorize.

            Section 3. Record Dates. The Board may set a time, not more than 60 days nor less than 10 days prior to the date of any meeting of the stockholders, or not more than 60 days prior to the date set for the payment of any dividend or distribution or the date for the allotment of rights, or the date when any change or conversion or exchange of shares stock will be made or go into effect, as a record date for the determination of the stockholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares of the Corporation. In such case, only such stockholders as shall be stockholders of record on the date so set shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of shares of the Corporation on the books of the Corporation after any record date set as aforesaid.

                                  ARTICLE VIII

                                   Fiscal Year

            The fiscal year of the Corporation shall end on the 31st day of December.

                                   ARTICLE IX

                       Other Special Approval Requirements

            The vote required for any action of the Board or the stockholders shall be only such vote as is required by law, the Certificate of Incorporation or other provisions of the By-laws, except that at any time the Minimum Hold Condition is satisfied any amendment of the By-laws that would repeal or modify, or would adopt any provision inconsistent with, the provisions of Section 3 of
Article III hereof (as in effect at the Effective Time), or of this Article IX (as in effect at the Effective Time), shall require, in addition to any other vote required by law or the Certificate of Incorporation or By-laws, the affirmative vote of the holders of at least two-thirds of the voting power of all the outstanding shares of Common Stock and Class B Special Voting Stock.

                                    ARTICLE X

                                   Amendments

            The By-laws, as from time to time in effect, may be amended, modified or repealed, in whole or in part, at any time and from time to time in any respect either (i) by the stockholders, by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock and Class B Special Voting Stock or (ii) by the Board, by


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the affirmative vote of a majority of the Whole Board, in either case except as otherwise provided by law or by the Certificate of Incorporation.

                                   ARTICLE XI

                                 Effective Time

            The foregoing By-laws shall be effective upon the filing with the Secretary of State of the State of Delaware and the effectiveness of the Certificate of Incorporation in accordance with the law (the "Effective Time").